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                                                                    Exhibit 99.6


P R O X Y
---------
                                [FORM OF PROXY]

                          FRACTAL DESIGN CORPORATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned shareholder of FRACTAL DESIGN CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated April 28, 1997, and hereby appoints Mark Zimmer and Leslie Wright, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of FRACTAL DESIGN CORPORATION to be held at 5550 Scotts Valley Drive, Scotts Valley, California, on May 29, 1997 at 8:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THE REVERSE SIDE HEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
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                                                            [X] Please mark
                                                                votes as in
                                                                this example



                                                        FOR   AGAINST  ABSTAIN
(1)  To approve and adopt the Agreement and Plan of     [_]     [_]      [_]
     Reorganization dated February 11, 1997, among
     Fractal Design Corporation ("Fractal"),
     MetaTools, Inc. ("MetaTools") and Rook
     Acquisition Corp., and the transactions
     contemplated thereby, pursuant to which
     Fractal will become a wholly-owned
     subsidiary of MetaTools and each share of Common Stock of Fractal will be converted into and be exchangeable for 0.749 shares of Common Stock of MetaTools, par value
     $0.001 per share.

                                               MARK HERE FOR      [_]
                                               ADDRESS CHANGE
                                               AND NOTE AT LEFT


                                               Note: Please sign exactly as your
                                               name appears on your stock
                                               certificate. If the stock is
                                               registered in the names of two
                                               or more persons, each should
                                               sign. Executors, administrators,
                                               trustees, guardians, attorneys
                                               and corporate officers
                                               should insert their titles.


   THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS DATED APRIL 28, 1997.

Signature(s) ___________________________    Date ______________________________
NOTE: Please mark, sign, date and return the proxy card promptly using the enclosed envelope.